EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Cytec Industries Inc.:

We consent to the use of our reports incorporated by reference herein.

Our reports dated January 21, 2003 on the consolidated financial statements refer to the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002 and to the adoption of Statement of Financial Accounting Standards No. 141, “Business Combinations” effective July 1, 2001.

/s/KPMG LLP

Short Hills, New Jersey
July 17, 2003